Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 4 dated November 14, 2025 relating to the Common Stock, par value $0.001 per share, of Context Therapeutics Inc. shall be filed on behalf of the undersigned.

AVIDITY PARTNERS MANAGEMENT LP By: Avidity Partners Management (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY MASTER FUND LP By: Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY PRIVATE MASTER FUND I LP By: Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

MICHAEL GREGORY By: /s/ Michael Gregory